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                                                                    Exhibit 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-46055) of: (i) our report dated March 30, 2000 relating to the financial statements and financial statement schedule, which appears in Brooke Group Ltd.'s Annual Report on Form 10-K, (ii) our report dated March 30, 2000 relating to the financial statements of Liggett Group Inc., which appears in Exhibit 99.2 in Brooke Group Ltd.'s Annual Report on Form 10-K, (iii) our report dated March 20, 2000 relating to the financial statements and financial statement schedule of New Valley Corporation incorporated by reference as Exhibit 99.3 in Brooke Group Ltd.'s Annual Report on Form 10-K and (iv) our report dated March 2, 2000 relating to the financial statements of Brooke (Overseas) Ltd., which appears in
Exhibit 99.4 in Brooke Group Ltd.'s Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Miami, Florida
March 30, 2000